UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 941-7250

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Copies to:

Donald G. Davis, Esq.

Law Offices of Davis & Associates, Inc.

PO Box 12009

Marina Del Rey, CA 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2010, the Company borrowed the sum of $1,500,000, in exchange for issuance of a $1,550,000 “Convertible Promissory Note” to a private investor (the “Company Note”). The Company Note bears interest in the amount of (i) the fixed of sum of $50,000 represented by the difference between the Consideration for the Company Note ($1,500,000), and the face amount of the Company Note ($1,550,000); plus a one time interest charge of 10%, payable with the Company Note’s principal amount on the maturity date, January 6, 2013.

All or a portion of the Company Note principal and interest is convertible at the option of the investor/holder from time to time, into shares of the Company’s common stock, at a per share conversion price equal to 85% of the average of the 5 lowest traded prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion.

The sole consideration for the Company Note issued by the Company to the private investor, was non cash, and is in the form of a Secured & Collateralized Promissory Note in the principle amount of $1,500,000, issued by the private investor and delivered to the Company (the Investor Note), along with collateral to secure the Investor Note’s payment. This Investor Note is in the principal amount of $1,500,000, bears interest in the form of a one time interest charge of 10.33%, and interest is payable with the Note’s principal on its maturity date, January 6, 2013.

The Investor Note is to be secured by $1,500,000 worth of money market funds (or similar equivalent), or $1,500,000 worth of any other assets, as memorialized and evidenced pursuant to the terms of a separate Collateral and Security Agreement.

While no mandatory principal or interest payments are due on the Investor Note until its maturity date, the Investor Note contemplates further voluntary pre payments by the investor on the Investor Note to the Company at the approximate rate of $100,000 per month, beginning 7 months after Investor Note issuance, or about the beginning of August, 2010, but only provided: (i) all requests by the investor for conversion of principal and interest on the Company Note are honored; and (ii) the Company’s common stock issued upon such conversions of portions of the principal and interest on the Company Note is freely tradable in the hands of the investor under Federal Securities laws and regulations.

The Company plans to use future discretionary prepayments on the Investor Note made by the Investor for working capital purposes.

At the Borrower’s election, Borrower may pay the conversion in cash rather than shares, and agrees to reserve 400 million shares of common stock for the full conversion of both Convertible Promissory Notes B-12172009a (exhibit 4(i)) and B-12172009b which has yet to be executed.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Item No.	Description
4(i)	Convertible Promissory Note for $1,550,000 (1)
4(ii)	Secured & Collateralized Promissory Note for $1,500.000 (1)
4(iii)	Amendment to Convertible Promissory Notes B-12172009a (exhibit 4(i)) and B-12172009b which has yet to be executed

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1.

Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: January 12, 2010	By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler, Chief Executive Officer

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